Exhibit 10.16

AMENDMENT, WAIVER AND RETIREMENT AGREEMENT

THIS AMENDMENT, WAIVER AND RETIREMENT AGREEMENT (this “Agreement”), dated March 15, 2010 (the “Effective Date”), is by and between Education Realty Trust, Inc., a Maryland corporation (the “Company”), and Thomas J. Hickey (“Executive”).  Capitalized terms used herein and not otherwise defined shall have the same meanings as in the Employment Agreement (as defined below).

WHEREAS, Executive’s employment with the Company is governed by the terms and conditions of that certain Amended and Restated Employment Agreement, dated October 29, 2008, between the Company and Executive (the “Employment Agreement”);

WHEREAS, Section 18 of the Employment Agreement provides that the Employment Agreement may be amended in a writing executed by the Company and Executive;

WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved of and Executive has agreed to a reduction in Executive’s annual base salary from $171,000.00 to $140,000.00 effective as of March 1, 2010 (the “Reduction”);

WHEREAS, pursuant to the definition of “Good Reason” in the Employment Agreement, the Reduction would constitute Good Reason under the Employment Agreement such that Executive would be entitled to provide notice of his resignation within ninety (90) days following the implementation of the Reduction (“Notice”);

WHEREAS, subject to the Reduction and until the Retirement Date (as defined below) or the earlier termination of Executive’s employment for Cause, the Company desires for Executive to remain in the employ of the Company, and Executive desires to maintain such employment pursuant to the terms and conditions of the Employment Agreement as amended herein; and

WHEREAS, the Company and Executive have determined that, effective as of May 1, 2010 (the “Retirement Date”), Executive’s employment with the Company shall be terminated pursuant to the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

1.           Waiver.  Executive hereby irrevocably and unconditionally agrees that, although the Reduction constitutes Good Reason under the Employment Agreement, Executive hereby waives any and all right to provide Notice to the Company as afforded by such Employment Agreement as a result of the Reduction.  If Executive provides Notice in contravention of this Section 1, such Notice shall be null and void ab initio and of no force or effect.  This Agreement shall have no affect upon any event that constitutes Good Reason which occurs after the Effective Date but prior to the Retirement Date.

2.           Employment.  Executive shall remain in the employ of the Company, and such employment shall, subject to the Reduction, continue to be governed by the terms and conditions of the Employment Agreement.  Notwithstanding anything to the contrary contained in this Agreement, unless Executive’s employment is earlier terminated for Cause, Executive and the Company hereby agree that Executive’s employment with the Company shall be terminated pursuant to Section 5(h) of the Employment Agreement effective as of the Retirement Date.  To the extent Executive continues to hold any such offices or directorships, Executive hereby agrees to resign, effective as of the Retirement Date, from all offices and directorships he then holds with the Company and any and all of the Company’s subsidiaries and affiliates.

Exhibit 10.16

3.           Release by Executive.  On the Retirement Date, Executive shall, as a precondition to receiving any severance compensation set forth in Section 4 of this Agreement, execute a release, in substantially the form attached hereto as Exhibit A (the “Release”), which shall release the Company and its subsidiaries and other affiliates from any and all liability and claims of any kind as permitted by law.

4.           Severance Compensation.  In consideration of Executive’s execution and non-revocation of this Agreement and the Release and pursuant to Section 6(b) of the Employment Agreement, effective as of the Retirement Date, Executive shall be entitled to receive and the Company shall pay the severance compensation set forth in this Section 4, subject to the terms and conditions of this Agreement and the Release.  Except as set forth in this Section 4, the Company shall have no other obligations to Executive.

(a)           Accrued Salary, Vacation, Bonus, Expense Reimbursement and Health Insurance.  The Company shall pay to Executive (i) all accrued but unpaid wages through the Retirement Date, based upon the Reduction; (ii) all accrued but unpaid vacation through the Retirement Date, based upon the Reduction; and (iii) all approved, but unreimbursed, business expenses, provided that a request for reimbursement of business expenses is submitted in accordance with the Company’s policies and submitted within five (5) business days of the Retirement Date.  Executive’s benefits under the Company’s major medical health group plan shall terminate on the Retirement Date, and the Company shall pay any COBRA continuation coverage premiums required for the coverage of Executive and Executive’s eligible dependents under the Company’s major medical group health plan for a period of up to eighteen (18) months (or, if less, the period that Executive and Executive’s eligible dependents are entitled to under the applicable provisions of COBRA), provided, however, that Executive and Executive’s eligible dependents shall be solely responsible for any requirements which must be satisfied or actions that must be taken in order to obtain such COBRA continuation coverage other than the payment of COBRA premiums.

(b)           Severance Payment.  In addition to the severance compensation set forth in Section 4(a), the Company shall pay to Executive a severance payment of $171,000.00 (the “Severance Payment”).  Payment of the Severance Payment shall commence on the sixtieth (60th) day following the Retirement Date and shall be paid over a period of twelve (12) months, in accordance with the Company’s regular payroll practices, provided that Executive shall have executed this Agreement and the Release and that the statutory or other revocation periods set forth in Section 4(g) and Section 4(h) of the Release shall have expired prior to such date (the “Severance Period”).

(c)           No Other Payments.  Executive acknowledges that this Section 4 sets forth all of the severance compensation owed to Executive under the Employment Agreement.  Executive acknowledges that no other promise or agreements of any kind have been made to Executive or with Executive by any person or entity whatsoever to cause Executive to sign this Agreement.  Executive further acknowledges and agrees that the payments or benefits that may be due under this Section 4 shall constitute full accord and satisfaction of all obligations, including without limitation any and all severance obligations, in connection with Executive’s employment.

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Exhibit 10.16

(d)           Conditions to Severance Payment.  In connection with the Separation Conditions set forth in Section 6(c) of the Employment Agreement, Executive acknowledges that he would not be entitled to receive payments or benefits that may be due under this Section 4 but for Executive’s execution and non-revocation of this Agreement and the Release and his compliance with the restrictive covenants set forth in Section 8 of the Employment Agreement and any and all post-termination obligations set forth in the Employment Agreement, this Agreement and/or the Release.  For the avoidance of doubt, Executive and the Company hereby agree that for purposes of Executive’s continued compliance with the post-termination obligations set forth in the Employment Agreement, references in Section 8(f)-(i) of the Employment Agreement to the “Restricted Period” (Non-Competition; Non-Solicitation of Customers; Non-Recruitment of Employees; and Post-Employment Disclosure) shall mean the period of time encompassing the Severance Period.

5.           Disclaimer of Liability.  Executive acknowledges that this Agreement shall not in any way be construed as an admission by the Company or Executive of any wrongful or illegal act against the other or any other person, and that the Company and Executive expressly disclaim any liability of any nature whatsoever arising from or related to the subject of this Agreement.

6.           Governing Law.  This Agreement and the rights and obligations of Executive hereunder shall be governed by and construed and enforced in accordance with the substantive laws of the State of Tennessee.

7.           Amendment.  This Agreement may not be clarified, modified, changed or amended except in writing and signed by the Company or a successor-in-interest of the Company and Executive.

8.           Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision, and there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Education Realty Trust, Inc.

By:	/s/ Randall L. Churchey
Name:	Randall L. Churchey
Title:	CEO

Executive

/s/ Thomas J. Hickey
Thomas J. Hickey, individually

Exhibit A

FORM OF RELEASE

THIS RELEASE (this “Release”), dated May 1, 2010 (the “Retirement Date”), is by and between Education Realty Trust, Inc., a Maryland corporation (the “Company”), and Thomas J. Hickey (“Executive”).  Capitalized terms used herein and not otherwise defined shall have the same meanings as in the Agreement (as defined below).

WHEREAS, the Company and Executive have entered into an Amendment, Waiver and Retirement Agreement, dated March 15, 2010, which is incorporated herein by reference (the “Agreement”);

WHEREAS, Executive’s employment with the Company has been terminated effective as of the Retirement Date; and

WHEREAS, pursuant to Section 4 of the Agreement, Executive shall, as a precondition to receiving any severance compensation set forth in Section 4 of the Agreement, execute this Release.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

1.           Release.  Executive, on his own behalf and on behalf of his heirs, successors and assigns, hereby irrevocably and unconditionally releases and forever discharges the Company and its current and former subsidiaries and other affiliates, and their current and former agents, employees, representatives, officers, directors, stockholders, trustees and attorneys (in both their official and personal capacities), and each of their predecessors, successors, assigns and/or heirs (all of which are hereafter collectively referred to as the “Released Parties”) from any and all debts, liabilities, claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever (except as set forth below) arising from Executive’s relationship (including without limitation as a stockholder) to, employment with or service as an employee, officer, director, or manager of the Company or its subsidiaries and affiliates (collectively, the “Claims”) against the Released Parties, that now exist or that may arise in the future out of any matter, transaction or event occurring prior to or on the Retirement Date, including without limitation, any claims of breach of contract or for severance or other termination pay, or claims of harassment or discrimination (for example, on the basis of age, sex, race, handicap, disability, religion, color or national origin) under any federal, state or local law, rule or regulation, including, but not limited to, the Age Discrimination in Employment Act of 1967, 29 U.S.C. §621, et seq.  Except as set forth below, Executive further agrees not to file or bring any claim, suit, civil action, complaint, arbitration or administrative action (any of the foregoing, an “Action”) in any city, state or federal court or agency or arbitration tribunal with respect to any Claim against any of the Released Parties or (except as may be required by law) assist any other person or entity with any Action against any of the Released Parties.  Notwithstanding anything to the contrary contained in this Release, Executive does not release any of the Released Parties and shall not be prohibited from filing or bringing an Action with respect to any right Executive otherwise may have now or in the future to (i) receive distributions or dividends made in respect of the Company’s common stock or units of limited partnership interest in Education Realty Operating Partnership, LP and University Towers Operating Partnership, LP; (ii) be indemnified by the Company under the Second Articles of Amendment and Restatement or Amended and Restated Bylaws of the Company (as the same are currently in effect), any resolution adopted by the Board of Directors of the Company, or any other separate written agreement or instrument requiring the Company to indemnify Executive; (iii) receive workers’ compensation claims; or (iv) vested benefits payable under retirement and other employee benefit plans covering Executive (which benefits shall be governed by the terms and provisions of the applicable plan).

Exhibit 10.16

2.           Severance Compensation.  In consideration of Executive’s execution and non-revocation of this Release and the Agreement, the Company shall pay to Executive all severance compensation set forth in Section 4 of the Agreement in accordance with the terms and conditions set forth therein.

3.           Disclaimer of Liability.  Executive acknowledges that this Release shall not in any way be construed as an admission by the Company or Executive of any wrongful or illegal act against the other or any other person, and that the Company and Executive expressly disclaim any liability of any nature whatsoever arising from or related to the subject of this Release.

Exhibit 10.16

4.           COMPETENCY.  EXECUTIVE ACKNOWLEDGES THE FOLLOWING:

(a)           THAT HE FULLY COMPREHENDS AND UNDERSTANDS ALL OF THE TERMS OF THIS RELEASE AND THEIR LEGAL EFFECTS;

(b)           THAT HE IS COMPETENT TO EXECUTE THIS RELEASE;

(c)           THAT THE RELEASE IS EXECUTED KNOWINGLY AND VOLUNTARILY AND WITHOUT RELIANCE UPON ANY STATEMENT OR REPRESENTATION OF ANY RELEASED PARTY OR ITS REPRESENTATIVES;

(d)           THAT HE HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS RELEASE AND THAT HE HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS CHOICE REGARDING THIS RELEASE;

(e)           THAT EXECUTIVE DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE THIS RELEASE IS EXECUTED;

(f)           THAT EXECUTIVE WAIVES RIGHTS OR CLAIMS UNDER THIS RELEASE ONLY IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH THE EXECUTIVE WAS ALREADY ENTITLED;

(g)           THAT HE HAS HAD A PERIOD OF TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE; AND

(h)           THAT FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS RELEASE, EXECUTIVE MAY REVOKE THIS RELEASE AND IT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN-DAY PERIOD HAS EXPIRED OR SUCH LATER DATE AS PROVIDED FOR HEREIN.

5.           Enforcement of Laws.  Nothing in this Release affects the rights and responsibilities of the Equal Employment Opportunity Commission (the “Commission”) to enforce the anti-discrimination laws, and this Release does not affect Executive’s right to file a charge or participate in an investigation or proceeding with the Commission.  However, Executive waives any rights or claims, known or unknown, to participate in any recovery under any proceeding or investigation by the Commission or any state or local commission concerned with the enforcement of anti-discrimination laws.

6.           Parties in Interest.  This Release is for the benefit of the Released Parties and shall be binding upon Executive and his representatives and heirs.

7.           Governing Law.  This Release and the rights and obligations of Executive hereunder shall be governed by and construed and enforced in accordance with the substantive laws of the State of Tennessee.

8.           Severability.  If any provision of this Release is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Release shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision, and there shall be added automatically as part of this Release a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Exhibit 10.16

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IN WITNESS WHEREOF, the parties hereto have executed this Release as of the Retirement Date.

Education Realty Trust, Inc.

By:
Name:
Title:

Executive

Thomas J. Hickey, individually